Exhibit 32.2

Certification Pursuant To

18 U.S.C. Section 1350,

as Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act of 2002

The undersigned hereby certifies, in my capacity as an officer of NSTAR, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i)	the enclosed Quarterly Report of NSTAR on Form 10-Q for the period ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)	the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of NSTAR.

Date: August 1, 2008	By:	/s/ JAMES J. JUDGE
James J. Judge
Senior Vice President,
Treasurer and Chief Financial Officer